Exhibit 99.1

IN THE UNITED STATES COURT OF APPEALS	United States Court of Appeals
FOR THE FIFTH CIRCUIT	Fifth Circuit
FILED
No. 07-20315	October 26, 2007
Charles R. Fulbruge Ill
Clerk

WHITESTONE REIT, formerly known
as HARTMAN COMMERCIAL
PROPERTIES REIT,
                                                                          Plaintiff - Appellee
v.

ALLEN R. HARTMAN; HARTMAN
MANAGEMENT LP,

                                                                          Defendants - Appellants

Appeal from the United States District Court
for the Southern District of Texas
USDC 4:06-cv-03897

Before HIGGINBOTHAM, WIENER, and GARZA, Circuit Judges.
WIENER, Circuit Judge:*

The Board of Trustees (the "Board") of a Maryland-established, Texas-based Real Estate Investment Trust (the "REIT') defensively revised the REIT's bylaws and opted in to the Maryland Unsolicited Takeover Act (the "MUTA") —collectively, the "defensive actions" — in anticipation of a takeover attempt by Defendant-Appellant Allen R. Hartman, the REIT's founder, former Chairman,
_______________________

* Pursuant to 5TH CIR. R. 47.1, the court has determined that this opinion should not be published and is not precedent except under the limited circumstances set forth in 5TH CIR. R. 47.5.4.

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and former CEO. Disregarding these steps taken by the Board, Hartman filed with the Securities & Exchange Commission ("SEC") a consent solicitation statement ("CSS"), seeking to remove those Trustees who had instigated his ouster and to install a new slate of trustees for the REIT.' The Board responded by seeking to enjoin Hartman's consent solicitation in federal district court. Hartman counterclaimed with a request to enjoin the implementation of the Board's defensive actions. Concluding that the Board's defensive actions were taken properly, the district court granted the REIT an injunction against the CSS and denied Hartman's injunction against implementing the defensive actions. Hartman now appeals the district court's order granting a preliminary injunction to the REIT.

Satisfied that the Board properly amended the bylaws and properly opted in to provisions of the MUTA, we affirm. In so doing, however, we emphasize that our holding is confined to the unique facts of this case, in which we are bound by — and thus must interpret and apply — Maryland's corporation and REIT laws to a situation in which takeover efforts of the company's founder and former CEO are being opposed by Trustees originally nominated by him but most recently nominated by the Board.

I. FACTS & PROCEEDINGS

Plaintiff-Appellant Whitestone REIT was formed originally as Hartman Commercial Properties REIT. On October 2, 2006, the Board removed Hartman as Chairman and CEO, citing a series of misdeeds, conflicts of interest, and disclosure failures. When Hartman refused to relinquish control of the REIT, the Board filed a claim of breach of fiduciary duty and contractual obligations against Hartman in Texas state court. That court granted multiple injunctions

As used in this opinion, "trustee" and "director" are synonymous and interchangeable.

* Pursuant to 5TH CIR. R. 47.2, the court has determined that this opinion should not be published and is not precedent except under the limited circumstances set forth in 5TH CIR. R. 47.5.4.

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against Hartman, effectively forcing him to surrender control of the REIT. Hartman resigned from the Board on October 27, 2006.

One month later, Hartman attempted to solicit the consent of a majority of the REIT's shareholders to remove the Trustees and replace them with his own slate. In response to this challenge, the Board (I) amended the REIT's bylaws, repealing a provision that permitted shareholders to remove trustees by majority written consent as an alternative to doing so in a duly called meeting of shareholders; and (2) opted in to three provisions of the MUTA: (1) instituting a classified or staggered board, (2) instituting a two-thirds voting requirement for removal of a trustee, and (3) increasing from ten percent to a majority of all votes entitled to be cast as the number of shareholder votes required to call a special shareholders meeting (at which action could be taken for, inter calla, the removal of a trustee). In essence, these moves changed the REIT's rules for replacing trustees, effectively foreclosing Hartman's consent solicitation. Hartman nevertheless persisted with his attempt to ensconce his own board, even after the SEC rejected his initial CSS.

Subsequent to Hartman's filing of his CSS with the SEC, the REIT filed suit in federal district court, to enjoin Hartman from circulating his CSS. Hartman filed a counterclaim against the REIT, seeking to have the Board's defensive actions invalidated. The trial court granted the REIT's application for preliminary injunctive relief, preventing Hartman from distributing his CSS. The court also denied Hartman's request for injunctive relief, ruling that the Board properly (1) repealed the bylaws provision that permitted shareholders to remove trustees by majority written consent, and (2) opted in to the MUTA provisions described above. The district court stated that the Board's opt-in was protected by the business judgment rule, not to mention its being unreviewable under the MUTA itself. This appeal followed.

II. ANALYSIS

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A. Standard of Review

We review de novo the legal questions presented on appeal relating to the validity of the Board's defensive actions, viz, repeal of the majority written consent bylaw provision and opting in to the provisions of the MUTA.2 We review the district court's grant of a preliminary injunction for abuse of discretion.3 A court may grant a preliminary injunction when the movant shows: (1) a substantial likelihood of success on the merits; (2) a substantial threat that it will suffer irreparable injury absent the injunction; (3) the threatened injury outweighs the harm that the injunction might cause defendant; and (4) the injunction is not contrary to public policy.'

B. Repeal of Bylaw Amendments

The Board did not breach a duty to the REIT's shareholders when it repealed Article II, Section 13 of the REIT's bylaws, a provision that permitted shareholders to remove trustees by majority written consent. Even though the REIT's bylaw that gave the Board exclusive dominion over any and all alterations or amendments to the bylaws is not conclusive per se, the fact that the REIT was attempting to shield the shareholders from further harm at the hands of an allegedly miscreant CEO does lead us to conclude that the Board acted properly when it revised the REIT's bylaws to eliminate the majority written consent provision. Irrespective of whether Hartman or the REIT is correct about the Board's real motives for repealing the majority written consent provision in the bylaws or about the standard the court should apply when evaluating the propriety of the Board's act, the Board did not breach any

    2United States v. Lynch, 114 F.3d 61, 63 (5th Cir. 1997).

    3Women's Medical Center arNorthwest Houston v. Bell, 248 F.3d 411, 418-19 (5th Cir. 2001).

    4See, e.g., Lake Charles Diesel, Inc. v. General Motors Corp, 328 F.3d 192, 195-96 (5th Cir. 2003).

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fundamental duty to the shareholders when, as a means of protecting the shareholders from Hartman, it eliminated the bylaw that permitted shareholder action by majority written consent.

The exclusive power to amend the REIT's bylaws is expressly delegated to the Board. Article XIII of the REIT's bylaws specifies that "[t]he Board of Trustees shall have exclusive power to adopt, alter, or repeal any provision of these Bylaws and to make new Bylaws." As the REIT contends, in following this express authorization, the Board was exercising its lawful power to amend the bylaws. And, under the REIT's properly amended bylaws, Hartman's amended consent solicitation to remove the directors was a nullity.

Our analysis cannot end here, however. Our review would be incomplete if we were to approve plenary power for a board to amend a REIT's bylaws without any oversight based solely on the fact that these very bylaws contain a catch-all clause like this REIT's Article XIII. No bylaw may excuse a board's breach of a fundamental shareholder right or totally obviate a board's duties to its shareholders. Indeed, because most boards of directors or trustees have at least some power to create or amend their own bylaws, including provisions like Article XIII that give boards exclusive power over bylaws, no bylaw is entirely sacrosanct. Article XIII cannot be interpreted to give the Board unlimited power over all bylaws under all circumstances, as the REIT would have it. Even a charter provision or bylaw that purports to vest a board with exclusive and unrestricted power to amend and alter the bylaws cannot create an unconditional, impenetrable shield for the directors or trustees.

Although we disagree with the REIT's contention that Article XIII alone immunizes the Board's decision to repeal the majority written consent provision of Article II, Section 13, we are satisfied that the Board's repeal of this bylaw was proper. The REIT explains that it repealed Article II, Section 13 solely to eliminate an inconsistency between the bylaws and the REIT's Declaration of

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Trust in the wake of a tender offer for the REIT from a competitor, and that its decision to do so is protected by the lenient business judgment rule. Hartman counters that the REIT's explanation is a pretextual disguise of the truth that the Trustees repealed the majority written consent provision to defend themselves from his efforts to replace them. Hartman asserts that the Board's actions should be judged not by the business judgment rule but a higher fiduciary standard, and that the Board breached a fiduciary duty to the shareholders when it amended the REIT's bylaws to prevent the shareholders from acting by majority written consent as an alternative to voting at a duly called meeting.

Regardless of the Board's motive for eliminating the REIT's majority written consent provision, and regardless of whether that act is tested under the business judgment rule or a stricter fiduciary duty standard, the Board clearly acted in the best interest of the shareholders when it erected defensive barriers to protect the REIT from Hartman. Thus, the Board could not have breached any duty to the shareholders, no matter how reviewed. The Board's defensive actions under these circumstances would satisfy any standard by which boards are judged. Hartman had allegedly done harm to the REIT during his tenure at its helm. The Board did not disenfranchise the shareholders; rather, in a legitimate effort to save the REIT from a ruinous sequel, the Board simply eliminated one alternative method for shareholders to exercise their voting rights. As repeal of the majority written consent provision was so obviously a good faith attempt to protect the interests of the REIT and its shareholders, the Board could not have violated any duty owed to the shareholders, regardless of whether the Board's act is tested under the business judgment rule or a stricter fiduciary standard.

Hartman's self-serving attempt to don a pro-shareholder white hat is unconvincing. The Board's repeal of the bylaws' majority written consent

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provision was a legitim ate exercise of the Board's duty to protect the REIT and its shareholders. Regardless of how the exact duty owed by the Board to the REIT's shareholders is defined, or what the actual motive for the Board's repeal of the majority written consent provision was, the Board breached no duty when it amended the bylaws to protect the REIT from Hartman, with the obvious purpose of advancing, not harming, the shareholders' interests.

C. The MUTA Opt-In

Hartman advances two reasons why the REIT's opt-in to the MUTA was improper: (1) It did not meet the MUTA's opt-in requirement of three independent trustees; and (2) the REIT's Declaration of Trust prohibits the Board from opting in to the MUTA. We disagree with both assertions.

1. Independent Trustees

Before addressing Hartman's two principal arguments regarding trustee independence, we note preliminarily that, as with the Board's decision to repeal the majority written consent bylaw provision, it is of no consequence in this case whether the business judgment rule or a stricter fiduciary standard applies to the Board's opt-in to the MUTA. The REIT contends, and the district court agreed, that the business judgment rule applies to the Board's decision to opt in to the MUTA provisions. In contrast, Hartman insists that a stricter fiduciary standard should apply. It matters not whether a stricter fiduciary standard or the more lenient business judgment rule is applicable, because Maryland law expressly dictates that a board member has no duty to shareholders to refrain from opting in to the MUTA. Specifically, subsection (d) of section 2-405.1, which is expressly incorporated into Maryland's REIT statute, states: "The duty of the directors of a corporation does not require them to: . . . refrain from electing on behalf of the corporation to be subject to any or all of the provisions

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of Title 3, Subtitle 8 of this article [the MUTA]."5 Consequently, if opting in to the MUTA was itself proper, then the Board could not have breached any duty to the REIT's shareholders by opting in.

We also note preliminarily that, contrary to the district court's belief, Maryland law does not prohibit judicial review of a board's action to opt in to the MUTA. True, courts are prohibited from reviewing a board's substantive decision to opt in to the MUTA; but courts may review whether the procedural prerequisites for opting in are satisfied.' Here then, the `method by which" the Board opted in to the MUTA — the very question posed in the instant case — is subject to judicial review.' We now address whether the method employed by the Board was proper.

First, the Board did meet the MUTA's opt-in requirement for three independent trustees. The MUTA mandates that, to opt in to the provisions of the statute, an entity must have at least three independent directors "who, at the time of any election are not officers or employees of the corporation; are not acquiring persons; are not directors, officers, affiliates, or associates of an acquiring person; and were not nominated or designated as directors by an acquiring person."' We recognize that this statutory language could be twisted abusively by boards of directors or trustees to immunize themselves from shareholder influence and thereby improperly subvert shareholder interests. In the context of the instant case, though, we read the language of the MUTA to

MD. CODE CORPS. & ASS'NS § 2-405.1(d).

Goldstein v. Lincoln National Convertible Securities Fund, Inc., 140 F.Supp.2d 424, 438 (E.D. Pa. 2001), vacated in part on other grounds, 2003 WL 1846095 (3rd. Cir. 2003).

Id.

s MD. CODE CORPS. & ASS'NS 3-802(b).

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require that at least three of the REIT's Trustees be independent of Hartman at the time that the REIT opted in to the MUTA.

    Hartman makes two challenges to trustee independence. He first asserts that two of the four Trustees do not qualify as independent directors under the MUTA because, as a result of their status as limited partners in one of his unrelated non-REIT partnerships, they were his "associates" and thus not independent, as defined by the statute. Hartman is mistaken. The MUTA precisely defines "associate" of an acquiring person, and the two Trustees of the REIT singled out by Hartman do not meet this definition.' The fact that these two Trustees of the REIT were limited partners in an entity unrelated to the REIT itself does not compromise their independence.

    Meriting closer scrutiny, however, is Hartman's second contention concerning the independence of the REIT's Trustees, viz., that, because he is attempting to acquire the REIT, and he originally nominated three of the four current Trustees to the Board, these three individuals do not qualify as independent directors. Under the MUTA, board members who " were nominated or designated as directors by an acquiring person"' are not independent for opt-in purposes. Hartman contends that, as he originally nominated three of the REIT's four Trustees, his current status as an acquiring person forever bars these three individuals from being independent vis-à-vis him, i.e., "once nominated, forever nominated." But Hartman fails to recognize that the statute

9 Under the MUTA, "associate" means: "(1) Any corporation or organization (other than the corporation or a subsidiary of the corporation) of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same principal residence as such person or who is a director or officer of the corporation or any of its affiliates." Id. § 3-801(e).

10 Id. § 3-802(b) (emphasis added).

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considers a director's status only "at the time of any election."' The three Trustees were independent for purposes of the votes here at issue because, before this election, they had been re-nominated by the Board, not by Hartman. Their terms of office during which the vote was taken to amend the bylaws and opt in to the MUTA were terms for which they had been nominated by the Board itself. Under the instant circumstances, the only nomination that matters is the most recent one. Any taint connected to an acquirer's prior nomination of a trustee evanesces with a subsequent nomination for re-election of the trustee by a non-acquirer (e.g., the Board or a third party). The MUTA subparagraph at issue reads "were not nominated or designated," not "were never nominated or designated." The Maryland legislature could have used the latter phraseology or something similar if it had intended to make the taint of nomination by one party permanent. We thus follow the language enacted by, and what we judge to be the intent of, the Maryland legislature, and hold that the three Trustees in question were independent when the Board opted in to the MUTA.

    It is obvious to us that, in this case, the Board was justly trying to protect the REIT and its shareholders from a former CEO who had allegedly done damage to the REIT. In more predictable fact patterns, our reading of the MUTA language at issue could conceivably open the door for a potentially acquiring person to stack a board with his own nominees, and then claim that those same nominees later became independent because they were most recently re-nominated by the very same stacked board. We are not unmindful, therefore, that our interpretation of the MUTA could allow managers to perpetuate incestuous, self-serving boards, thereby emasculating the intended protection of shareholders. Today, however, we are bound by the plain language of the statute: We leave to the legislature or courts of Maryland the task of revising

    11 Id. § 3-802(b)(1).

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and clarifying this provision of the MUTA if either finds that our statutory interpretation and application has missed the mark.

    2. Prohibition in REIT's Declaration of Trust

    Hartman nevertheless contends in the alternative that the Board is prohibited by the REIT's Declaration of Trust from opting in to the MUTA. This argument is without merit. The MUTA expressly authorizes a board, "notwithstanding any contrary provision in their charter or bylaws," to opt for staggered boards,'`' two-thirds voting requirement for the removal of trustees,13 and special meetings exclusively called by a majority of shareholders entitled to cast votes.m Even though the MUTA does state that "Whe charter of a corporation may contain a provision or the board of directors may adopt a resolution that prohibits the corporation from electing to be subject to any or all provisions of this subtitle" — and the REIT's Declaration of Trust does expressly prohibit any amendment to the bylaws that adversely affects the rights of shareholders — the REIT's general statement is not the sort of "provision" or "resolution" that is contemplated by this provision of the MUTA. The statute requires more than a mere general statement that might be interpreted to create some sort of conflict with the MUTA. It requires a specific resolution that, in effect, declares "no MUTA!" The REIT's general proscription of any amendments that adversely affect the rights of shareholders is not the type of specific opt-out statement that is contemplated by the MUTA.'5 This broadly stated truism is

Id. § 3-803(a)(1).

13Id. § 3-804(a).

14Id. § 3-805.

Cf Sarofim v. Trust Company of the West, 440 F.3d 213, 220 & n. 10 (5th Cir. 2006) ("contractual language required to opt out of the FAA must be 'clear and unambiguous') (citations omitted); Sweeney v. Savings First Mortgage., LLC, 879 A.2d 1037, 1042 (Md. 2005) ("Had it been the intent of the General Assembly to take advantage of the opt out, we believe

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therefore ineffectual to bar the REIT from opting in to the MUTA. The Board properly invoked a staggered board, a two-thirds voting requirement for the removal of trustees, and the MUTA provision requiring action by a majority of shareholders entitled to vote to call a meeting of shareholders. In the absence of a more specific provision or resolution, the MUTA expressly trumps such provisions. Besides, in this instance, we perceive nothing in the MUTA provisions adopted by the Board that adversely affects the rights of the REIT's shareholders — and, the general condition in the Declaration of Trust is conditioned on creating an adverse effect.

III. CONCLUSION

Although we cannot agree with every aspect of the district court's reasoning, we do agree that the Board acted properly when it (1) repealed the REIT's bylaw provision that permitted shareholders to remove trustees by majority written consent and (2) opted in to the MUTA. Our holding is confined to the peculiar facts of this case and should not be seen as precedent for managers to create incestuous boards and inoculate themselves from shareholder influence. The MUTA should not be interpreted as a facilitating leg in the "race to the bottom" for unqualified management protection and entrenchment. If a different former CEO had been seeking to take over the board of this REIT, or if the Board had not acted in the best interest of the shareholders in protecting the REIT from an alleged malefactor, we might well have been inclined to examine the questions before us in a different light.

Moreover, if our interpretation of the MUTA does violence to the intent of Maryland's elected representatives, we are comfortable in the knowledge that the State's legislature or its courts will set the matter straight. But, based on the unique facts and statutory language before us, we cannot say that the it would have acted to do so in explicit terms.").

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district court abused its discretion in granting a preliminary injunction to the REIT. The judgment of the district court is, therefore,
AFFIRMED.

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EMILIO M. GARZA, Circuit Judge, specially concurring:

I join in the excellent opinion of the Court, with the exception of the dicta in Section II.B. Article XIII of the bylaws of REIT ("Bylaws") specifically empowers the Board to "adopt, alter, or repeal any provision of these Bylaws. . . ." Acting pursuant to this express delegation of authority in Article XIII, the Board acted in good faith and in the best interests of the shareholders by repealing Article II, Section 13 of the Bylaws to eliminate inconsistencies between the Bylaws and the declaration of trust, and to protect REIT from Hartman who had been removed from REIT after his misdeeds damaged the trust. Because the Board's action in this case was authorized by the Bylaws and taken in good faith to advance the best interests of the shareholders, I would leave to another day the question: under what circumstances a Board, acting pursuant to the bylaws of its firm, may breach shareholder rights or obviate its duties to the shareholders.

14